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                                                                Exhibit 4.01(a)


                                                                [CONFORMED COPY]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      THE EQUITABLE COMPANIES INCORPORATED

                         Pursuant to Section 242 and 245
                         of the General Corporation Law
                            of the State of Delaware

            THE EQUITABLE COMPANIES INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

            1. The name of the Corporation is THE EQUITABLE COMPANIES INCORPORATED.

            2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State on July 15, 1991.

            3. This Restated Certificate of Incorporation integrates, amends and restates the Certificate of Incorporation by among other things:

            (a) changing the authorized capital stock of the Corporation;

            (b) providing for certain restrictions on the authority of the Board of Directors of the Corporation to issue certain shares of capital stock of the Corporation;

            (c) providing for advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation; and

            (d) changing the By-Laws that the Board of Directors shall have the power to adopt, amend, alter or repeal without a vote of stockholders.

            4. The text of the Certificate of Incorporation of the Corporation is hereby integrated, amended and restated to read as herein set forth in full:
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            FIRST: The name of the Corporation is THE EQUITABLE COMPANIES
INCORPORATED.

            SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: 1. The amount of total authorized capital stock of the Corporation is 510,000,000 shares, of which 500,000,000 shares shall be Common Stock, having a par value of $.01 per share, and 10,000,000 shares shall be Preferred Stock, having a par value of $1.00 per share.

            2. The Board of Directors of the Corporation is hereby expressly authorized, at any time and from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "entire Board of Directors"), to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and subject to Section 5 of this Article FOURTH to fix and determine in the resolution or resolutions providing for the issue of shares of Preferred Stock of a particular series the voting rights, if any, of the holders of shares of such series, the designations, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, to the fullest extent now or hereafter permitted by the laws of the State of Delaware. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions


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thereof, if any, may differ from those of any and all other series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

            Without limiting the generality of the foregoing authority of the Board of Directors, but subject to Section 5 of this Article FOURTH, the Board of Directors from time to time may (if otherwise permitted under the General Corporation Law of the State of Delaware):

            (a) designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation;

            (b) fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock that shall constitute such series;

            (c) provide for dividends on shares of Preferred Stock of such series and, if provisions are made for dividends, determine the dividend rate and the times at which holders of shares of Preferred Stock of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative and, if so, from what date or dates, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;


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            (d) determine the rights, if any, to which holders of the shares of
      Preferred Stock of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation;

            (e) provide for the redemption or purchase of shares of Preferred Stock of such series and, if provisions are made for redemption, determine the time or times and the price or prices at which the shares of Preferred Stock of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of Preferred Stock of such series may be redeemed or purchased;

            (f) provide for a sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of such series and, if any such fund is so provided for the benefit of such shares of Preferred Stock, the amount of such fund and the manner of its application;

            (g) determine the extent of the voting rights, if any, of the shares of Preferred Stock of such series, including but not limited to the right of the holders of such shares to vote as a separate class acting alone or with the holders of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

            (h) provide whether or not the shares of Preferred Stock of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, or any series thereof, of the Corporation and, if so convertible or exchangeable, determine the conversion or exchange price or rate, the adjustments thereof and the other terms and conditions, if any, on which such shares of Preferred Stock shall be so convertible or exchangeable; and

            (i) provide for any other preferences, any relative, participating, optional or other special rights, any qualifications, limitations or restrictions


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      thereof, or any other terms or provisions of shares of Preferred Stock of such series as the Board of Directors may deem appropriate or desirable.

            3. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or any series thereof, by the Board of Directors, pursuant to the authority hereby vested in the Board of Directors or as provided by the laws of the State of Delaware, the holders of the Corporation's Common Stock shall have exclusively all rights of stockholders and shall possess exclusively all voting power. Each holder of Common Stock of the Corporation shall be entitled, on each matter submitted for a vote to holders of Common Stock, to one vote for each share of such stock standing in such holder's name on the books of the Corporation.

            4. Shares of Common Stock or Preferred Stock may be issued by the Corporation from time to time for such consideration, having a value of not less than the par value, if any, thereof, as is determined from time to time by the Board of Directors. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

            5. Notwithstanding the foregoing provisions, until the obligations of the Corporation under that certain Standstill and Registration Rights Agreement dated as of July 18, 1991 among the Corporation, The Equitable Life Assurance Society of the United States and AXA, as amended from time to time (the "Standstill Agreement"), shall terminate in accordance with the terms of the Standstill Agreement, the Board of Directors is not authorized to issue any shares of capital stock of the Corporation having a vote on any matter (whether or not such voting rights are contingent upon the occurrence of a contingency) in violation of the restrictions contained in the Standstill Agreement. The Corporation shall promptly provide written notice to its stockholders of the termination of such restrictions under the Standstill Agreement. A copy of the Standstill Agreement shall be


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available for inspection at the office of the Secretary at the corporate headquarters of the Corporation.

            FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

            (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (b) The Board of Directors shall consist of not less than thirteen nor more than thirty-six Directors. The exact number of Directors shall be determined from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the entire Board of Directors. A Director shall hold office until the annual meeting next following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to the Director's prior death, resignation, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock, any newly created Directorship and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, except that the stockholders shall fill any vacancy resulting from the removal of a Director by the stockholders. Election of Directors need not be by written ballot unless the By-Laws so provide.

            (c) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable


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      thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH). The number of Directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number of Directors fixed by or pursuant to paragraph (b) of this Article FIFTH.

            (d) Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given if required by, and in the manner provided in, the By-Laws. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided in the By-Laws.

            (e) The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law not inconsistent with this Restated Certificate of Incorporation, or with Sections 1.02, 1.05, 1.10, 2.05, 2.06 and 3.02, the final paragraph of Section 1.01, and the final paragraph of Section 2.03 of the original By-Laws of the Corporation (the "Governance By-Laws") or with any By-Law adopted by vote of the stockholders of the Corporation, and to amend, alter or repeal the By-Laws of the Corporation other than the Governance By-Laws and any By-Law adopted by vote of the stockholders of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of the holders of shares having at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of Directors and other matters submitted for stockholder approval, voting together as a single class.


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            (f) No Director of the Corporation shall be liable to the
      Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in this paragraph (f) of this Article FIFTH shall eliminate or limit the liability of a director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment, modification or repeal of this paragraph (f) of this Article FIFTH shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification or repeal.

            SIXTH: (i) Each person who is or was or had agreed to become a Director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, and (ii) each person who is or was or who had agreed to become an employee or agent of the Corporation or who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person) may be indemnified by the Corporation, in each case in accordance with the By-Laws, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or


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may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article SIXTH. Any amendment or repeal of this Article SIXTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

            SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors are granted subject to this reservation.

            5. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Board of Directors adopted resolutions setting forth the Restated Certificate of Incorporation, declaring their advisability and directing the consideration of the Restated Certificate of Incorporation by the sole stockholder of the Corporation. Pursuant to Section 228 of the General Corporation Law of the State of


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Delaware, such stockholder of the Corporation duly consented to this Restated
Certificate of Incorporation.

            IN WITNESS WHEREOF, THE EQUITABLE COMPANIES INCORPORATED has caused this certificate to be signed by Richard H. Jenrette, its Chairman and Chief Executive Officer, and attested by Molly K. Heines, its Secretary, this 20th day of May 1992.


                              THE EQUITABLE COMPANIES
                                INCORPORATED


                              By /s/ Richard H. Jenrette
                                 --------------------------
                                 Chairman and Chief Executive
                                  Officer


ATTEST:


By /s/ Molly K. Heines
   ----------------------
   Secretary


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